EXHIBIT 23.6


FREED MAXICK & BATTAGLIA, PC
        Certified Public Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2002 relating to the financial statements of National Fuel Gas Company Tax Deferred Savings Plan (the
Plan), which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001.



                                         /s/ Freed Maxick & Battaglia, P.C.


                                         FREED MAXICK & BATTAGLIA, CPA's, P.C.


Buffalo, New York
December 23, 2002